Exhibit 99.1

HERITAGE BANKSHARES, INC.

ANNUAL REPORT TO SHAREHOLDERS

Michael S. Ives, President and Chief Executive Officer

December 28, 2006

Today is my first opportunity to address my fellow shareholders as President and Chief Executive Officer of our Company. Neither you nor I could have imagined that there would be such a gap between the date of my arrival at the Company and the date of this meeting. But it would have been an exercise in futility to attempt to hold an annual meeting without the ability to solicit proxies to gather a quorum. By law, we could not solicit proxies until we had completed our restatements and filed our 2004 and 2005 Form 10-KSBs with the Securities and Exchange Commission.

It is not my intention to dwell today on the restatement of our financial results, the reasons behind it, or the adverse impact on the Company from the restatement over the past two years. The entire restatement process has been fully described in our various press releases and in our 2004 and 2005 Form 10-KSBs. There does not appear to be any reason now to dwell on the past.

There is one message to the shareholders from the restatement process that I do wish to highlight. Our Board of Directors, our Chief Financial Officer and I are committed to corporate integrity and corporate transparency. When we deliver financial information to you, to the best of our ability and knowledge, this information will be correct in all material respects and will be in conformity with generally accepted accounting principles. This is the right thing for us to do, ethically and legally, but we also believe that the quality of our financial statements will enhance investor confidence in our Company in the years ahead.

Before I discuss the Company’s prospects for 2007 and beyond, I want to recount some of the changes in the Company that have occurred over the past two years and the reasons for these changes.

In early 2005, our Board of Directors concluded a comprehensive review of the Company and its strategic options. Until then, the Company had primarily served the City of Norfolk, had pursued a slower growth strategy, and had been extremely conservative with its operating expenses. As a result, the Company focused its business development efforts on microbusiness customers, consumers and small builders. The Company had been very conservative with its loan portfolio until 2003 and 2004 during which time the Company attempted to grow more rapidly by making more investment commercial real estate loans which brought higher yields but also entailed higher risk.

With these facts in mind, our Board of Directors determined that the best interests of the shareholders would be served by the Company remaining independent but modifying its business strategy for more rapid growth. The Board of Directors then asked me to become President and Chief Executive Officer and to develop and implement a business strategy for more rapid growth for the Company without incurring substantial credit risk.

The business strategy that I proposed contained four major initiatives. The first slide shows that our first priority would be the acquisition and retention of core deposits from businesses and their owners and professional firms. Our second priority would be the development and growth of a conservative loan portfolio primarily serving the needs of businesses and their owners and professional firms.

This was a major shift in emphasis for the Company as this Company and most other community banks were loan centric and not deposit centric. However, core deposit customers, that is customers with checking, savings, or money market deposit accounts, are relationship customers that tend to remain with us for many years. These customers also provide us with continuing lending opportunities as we interact with them. Loan customers without core deposit relationships often come and go based on comparing the rates and credits terms offered by the Company with those being offered by our competitors. This is particularly true of loan customers seeking commercial real estate development and investment loans.

We are anxious to make loans. However, under our business strategy we solicit prospective loan customers with whom we can develop core deposit relationships, and these are primarily small businesses and professional firms. These loans tend to be higher quality and lower risk but with lower yields reflecting less potential for defaults and credit losses than more speculative commercial real estate loans.

The next slide shows the other two initiatives that I proposed. I suggested that we implement banking technology for businesses and professional firms that would be competitive with the major banks with deposit operations services that would be superior to the major banks. I proposed that we only develop a limited number of branches in commercial business corridors but with premier locations and facilities. These two initiatives complement our deposit and lending initiatives by providing the Company with the necessary facilities and technology to attract business and professional firms from our major bank competitors.

In order to execute our business strategy successfully, three things had to occur. First, the Company would need to open branches in small business corridors in the Cities of Virginia Beach and Chesapeake because these two cities have higher per capita income and greater population growth than the City of Norfolk. Second, the Company would need to recruit commercial lending, retail banking, and banking operations personnel capable of serving the banking needs of larger small business and professional firms. Third, the Company would need to raise additional capital to cover the costs of the new technology, the new branches, and the new personnel and to support larger loans to our new customers.

The Board of Directors was well aware that change of this magnitude would not come without cost. Our earnings for the past two years have reflected not only the costs of the restatement process but also the costs associated with the changes underway at the Company. Our compensation expense has grown substantially from the addition of new commercial lenders, retail banking executives, branch managers, and other customer service personnel with the necessary expertise to serve more sophisticated professional and small business customers. We have revamped our accounting, loan administration and deposit operations departments and have added experienced bankers to these departments to upgrade our capabilities. We have implemented new technology in virtually every area of the Company to be able to attract more small business and professional clients.

We have leased the first floor of the new Dominion Enterprises Building in the Financial District in the City of Norfolk. The new Dominion Enterprises Building is a signature high rise building, and our Corporate Headquarters will soon be located in one of the most prestigious buildings in Hampton Roads.

As part of our expansion plans, we have acquired two prominent sites in the Lynnhaven Parkway and Hilltop areas of Virginia Beach, two of the three major commercial corridors in that City. We will be building on both of these sites modern banking facilities designed to serve the needs of small business customers. The next slide shows our architect’s drawing of our new branch on Lynnhaven Parkway. We plan to open our new Lynnhaven Parkway branch near the end of 2007 and our new Hilltop branch near the end of 2008. We are actively looking for sites for two additional branches in Virginia Beach and Chesapeake, respectively, which would complete our initiative to have branches in the major commercial corridors of Norfolk, Virginia Beach, and Chesapeake.

As I previously stated, we needed additional capital to support our new business strategy. During the period of time in which we were working on our restatement, we lacked the necessary historical and current financial information to remain current in our filing requirements with the Securities and Exchange Commission. Therefore, it was impossible to hold any sort of public offering. Nevertheless, because of the continuing growth of the Company and the substantial investments we were making in our infrastructure, it was imperative that the Company raise additional capital as quickly as possible.

Our very first opportunity to raise capital came after the completion of our restatement and our filing of our 2004 Form10-KSB. Since the Company’s directors and executive officers are presumed to know the Company’s financial condition and are considered accredited investors for the purposes of a private offering under the regulations of the Securities and Exchange Commission, we were able to hold a private offering of our stock in June and July of this year to our directors and executive officers only and raised approximately $2.9 million dollars of new capital.

This amount of additional capital was helpful but not sufficient to support the growth of the Company over the next several years. It appeared to us that the earliest possible time for a public offering would be late in the second quarter of 2007. Of course, unforeseen events beyond the control of the Company that adversely impact the market for small capitalization bank stocks could occur in the interim and could impair or prevent such an offering.

Our Board of Directors concluded that the Company needed to act now to raise a limited amount of additional capital to support the Company’s growth over the short-term. To this end, the Board of Directors approved a private offering to accredited investors only of up to 350,000 shares of the Company’s stock. This offering was limited to members of the Company’s Advisory Boards of Directors and substantial customers who had expressed interest in investing in the Company.

I am pleased to report that this offering closed yesterday, was over-subscribed, and added over $5 million of additional capital to the Company. This limited offering solved the Company’s current needs for capital, tied those of our customers and members of our Advisory Boards who chose to invest even more closely to our Company, and forestalled any serious problems that could have occurred if the Company was not able to raise capital in mid 2007 for any reason.

By the implementation of our business strategy, we have created a substantial fixed-cost base for the Company. Most of the infrastructure and personnel expense for the execution of our business strategy is now in place other than the marginal costs associated with opening new branches and adding commercial lending officers in the years ahead. The vast majority of our operating expenses for deposit operations, loan administration, accounting, compliance, and executive management are fixed costs that will not increase proportionately as the Company grows. In other words, we expect to see our future profitability grow more than proportionately with the growth of the Company. Our management team understands that we must grow our Company substantially over the next three to five years in order to deliver appropriate returns to our shareholders.

While the execution of our business plan has had a negative impact on our income statement so far, it has already had a positive impact on our balance sheet.

The next slide shows the growth of our assets over the past two years. On the surface, there is nothing remarkable in the growth of our assets from approximately $154 million at December 31, 2004 to approximately $216 million at November 30, 2006. Similarly, the next slide shows only modest growth in our gross loan portfolio from approximately $125 million at December 31, 2004 to approximately $141 million at November 30, 2006. However, the next slide shows the growth in the outstanding balance of our Home Equity Lines of Credit from approximately $5.7 million at December 31, 2004 to approximately $20 million at November 30, 2006. This is one indicator that there has been much underlying change in our loan portfolio over this period of time.

We are developing a conservative and diversified loan portfolio focused on our small business and professional clients with far less emphasis on commercial real estate development and investment loans than that of other banks of similar size. Over the past two years, we have not attempted to retain many of our existing investment commercial real estate loans or loans to very small builders that were solicited by our competitors. Our business developments efforts were focused on new loans to professionals and small businesses. This has resulted in a decrease in the level of pure investment commercial real estate loans and construction loans to small builders in our loan portfolio. Offsetting the loss of these loans has been an overall increase in the outstanding balances of our Home Equity Lines of Credit and of our loans to small businesses. Much of this reduction in our exposure to investment commercial real estate loans and construction loans to small builders is now complete.

The next slide shows the evolution of our deposits over the past two years. As of December 31, 2004, the Company held approximately $133 million in total deposits of which approximately one half were transaction account deposits and approximately one half were certificates of deposit. This nearly equal breakdown of total deposits between transaction account deposits and certificates of deposits was fairly typical of community banks the size of our Company at that time.

As of November 30, 2006, our deposits have grown by approximately $56 million over the past two years to approximately $189 million with that growth and more coming from increases in our total transaction account deposits. The next slide shows that a substantial part of the increase in our total transaction account deposits was an increase in our non-interest bearing deposits from approximately $26 million at December 31, 2004 to approximately $43 million at November 30, 2006. In addition, the Company has reduced its reliance on certificates of deposits of $100,000 and over, so-called Jumbo CDs, from approximately $26 million or 19.7% of total deposits at December 31, 2004 to approximately $12 million or 6.1% of total deposits at November 30, 2006. Jumbo CDs are considered to be a volatile source of funding and therefore are far less desirable than other types of deposits.

We are pleased with this increase in our transaction account deposits when we have not yet completed all of the technological improvements which we deem essential to compete for these deposits with the major banks and have not yet opened any of our new permanent branches. Our focus for 2007 will be to accelerate the growth of our transaction account deposits to make material increases in the Company’s profitability.

In closing, I want to make one further commitment to you. The Board of Directors and I are committed to the proposition that the maximization of shareholder value is our highest priority. Our job is to serve your interests. To that end, we have an open-door policy to listen to any overtures from other financial institutions for potential mergers or acquisitions that could benefit our shareholders. Just as we would expect any other financial institution that we would approach to listen to us, we will listen to any financial institution that approaches us.

Please do not misunderstand me. Our Company is not for sale. We expect our business strategy to provide our shareholders with excellent returns on their investments on a risk-adjusted basis. However, our commitment to you to make your interests our paramount concern requires that we remain open to change.

On behalf of the Board of Directors and my fellow employees, we thank you for your support and we look forward to continuing progress for our Company throughout 2007.

Heritage Bankshares, Inc.
Business Strategy
1. First Priority is the Acquisition and Retention
of Core Deposits from Businesses and their
Owners and Professional Firms.
2. Second Priority is the Development and
Growth of a Conservative Loan Portfolio
Serving the Needs of Businesses and their
Owners and Professional Firms.

Heritage Bankshares, Inc.
Business Strategy (continued)
3.   Implement Banking Technology for
Businesses and Professional Firms
Competitive with the Major Banks with Deposit
Operations Services Superior to the Major
Banks.
4. Develop Limited Number of Branches in
Commercial Business Corridors with Premier
Locations and Facilities.

Heritage Bankshares, Inc.
Executing Our Strategy
1. Open branches in small business corridors in
Virginia Beach and Chesapeake
2. Recruit commercial lending, retail banking, and
banking operations professionals
3. Raise additional capital

TYMOFF+MOSS ARCHITECTS
HERiTAGE BANK
HERiTAGE BANK
601
HERiTAGE BANK
LYNNHAVEN PARKWAY

Heritage Bankshares, Inc.
Assets
(000’s Omitted)
December 31, 2004 June 30, 2006 November 30, 2006
$153,775 $209,386 $216,082
1. Includes Proceeds from $10,000,000 FHLB Advance
2. After Repayment of $10,000,000 FHLB Advance but Including Proceeds of
$5,000,000 Capital Loan
2
1

Heritage Bankshares, Inc. Gross Loans Held for Investment (000’s Omitted) December 31, 2004 June 30, 2006 November 30, 2006 $124,733 $134,213 $141,336

Heritage Bankshares, Inc. Home Equity Lines of Credit (000’s Omitted) December 31, 2004 June 30, 2006 November 30, 2006 $5,659 $15,398 $20,032

Heritage Bankshares, Inc.
Deposits
(000 Omitted)
12/31/04 6/30/06 11/30/06
Transaction Account
Deposits $66,441       $110,031 $127,666
Percentage of Total Deposits 50.1%            62.2%         67.6%
Certificates of Deposit (CDs) $66,437       $  66,865 $  61,228
Percentage of Total Deposits                     49.9%          37.8%         32.4%
Total Deposits $133,078     $176,896    $188,894

Heritage Bankshares, Inc.
Additional Deposit Information
(000’s Omitted)
12/31/04 6/30/06 11/30/06
Noninterest-Bearing $26,026         $45,804        $42,760
Deposits
Percentage of Total 19.6% 25.9% 22.6%
Deposits
CDs of $100,000 and $26,223         $12,660        $11,520
Over
Percentage of Total 19.7% 7.2%                   6.1%
Deposits